EXHIBIT 99.1

$50 MILLION NOTES OFFERING FILED BY ZANETT

New York City, New York-- (BUSINESS WIRE)- November 16, 2004- Zanett Inc. ("Zanett") (NASDAQ : ZANE - News), has filed a registration statement with the Securities and Exchange Commission to sell up to $50 million in renewable unsecured subordinated notes. Zanett is issuing the notes as a new financing.

The notes will be marketed and sold through Minneapolis-based Sumner Harrington Ltd., which is acting as selling agent. The registration statement, of which the prospectus is part, is not yet effective, and therefore, the amount of information Zanett is permitted to disclose about the offering is limited by the rules and regulation of the Securities and Exchange Commission.

A written prospectus relating to the offering, when available, can be requested from:

Sumner Harrington Ltd.
11100 Wayzata Boulevard, Suite 170
Minneapolis, MN 55305
Telephone: (800) 234-5777

Zanett, Inc. (www.zanett.com)

Zanett delivers specialized information technology solutions to Fortune-500 caliber companies, middle market companies and large government agencies. Through its innovative business model, the IT CommonwealthT, Zanett acquires and manages premier, niche-oriented technology companies that assist clients in managing their business processes more effectively by providing seamless communication solutions including IT and information security services.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.